Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated September 2, 2004, accompanying the consolidated financial statements and schedule included in the Form 10-K/A for the year ended June 30, 2004. We hereby consent to the incorporation by reference of said report in the Registration Statements of SPACEHAB, Incorporated on Forms S-8 (File No. 333-36779, effective November 3, 1997, File No. 333-43159, effective December 24, 1997, and File No. 333-43181, effective December 24, 1997).

/s/ GRANT THORNTON LLP

Houston, Texas

July 18, 2005